UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2012 (July 18, 2012)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive offices)	06413 (Zip Code)

(860) 669-8636
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Merger Agreement

On July 18, 2012, Connecticut Water Service, Inc., a Connecticut corporation (the “Company” or “CWS”) and OAC, Inc., a Maine corporation and wholly-owned subsidiary of the Company (“NewCo”), entered into an Agreement and Plan of Merger (the “Agreement”) with Biddeford and Saco Water Company, a Maine corporation (“BSWC”), pursuant to which NewCo will be merged with and into BSWC, with BSWC as the surviving entity pursuant to applicable Maine law (the “Merger”). Founded in 1881, BSWC is based in Biddeford, Maine, and serves approximately 15,500 customers in the southern Maine communities of Biddeford, Saco, Old Orchard Beach and parts of Scarborough.

The Boards of Directors of the Company, NewCo and BSWC have each unanimously approved the Agreement and the transactions contemplated thereby. Consummation of the Merger is subject to regulatory, BSWC shareholder and other specified approvals described below and is expected to be consummated during the fourth quarter of 2012.

Under the terms of the Agreement, each share of BSWC common stock issued and outstanding at the time of the closing of the Merger will be exchanged and converted into the right to receive 3.25 shares of the common stock of the Company, without par value (the “Company Common Stock”), provided that the CWS Share Price (as defined in the Agreement) over a specified period prior to the closing date of the Merger is equal to or greater than $27.00 but less than or equal to $29.00. If the CWS Share Price is less than $27.00 as of the closing date, each share of BSWC common stock issued and outstanding at the time of the closing of the Merger will be exchanged and converted into the right to receive that number of shares of Company Common Stock equal to $87.75 divided by the CWS Share Price. If the CWS Share Price is more than $29.00 as of the closing date, each share of BSWC common stock issued and outstanding at the time of the closing of the Merger will be exchanged and converted into the right to receive that number of shares of Company Common Stock equal to $94.25 divided by the CWS Share Price. Holders of BSWC common stock prior to the Merger will receive cash in lieu of fractional shares of Company Common Stock. Presently, there are 121,100 shares of BSWC common stock outstanding. At an assumed CWS Share Price of $29.11 per share (determined as of July 18, 2012), the transaction is valued at approximately $11.4 million.

The Agreement contains customary representations and warranties regarding, on the one hand, BSWC, its business and operations and related matters, and, on the other hand, the Company and NewCo, made by the parties as of specified dates, and customary affirmative and negative covenants with respect to the conduct of BSWC’s business prior to the closing. In the Agreement, BSWC has agreed that its Board of Directors will, subject to certain exceptions, recommend adoption of the Agreement by BSWC shareholders and the transactions contemplated by the Agreement. BSWC has also agreed: (i) to cause a special meeting of shareholders of BSWC to be held to consider the approval and adoption of the Agreement and the transactions contemplated thereby; and (ii) not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning confidential information in connection with alternative business combination transactions.

The obligation of the parties to complete the Merger is subject to the satisfaction or waiver on or prior to the closing date of certain conditions, including the following: (i) receipt of a final and non-appealable order of the Maine Public Utility Commission (“MPUC”) approving the Merger in form and substance reasonably acceptable to the parties; (ii) approval of the Merger by the affirmative vote of the holders of not less than the majority of BSWC’s issued and outstanding shares of common stock; (iii) the receipt of all other necessary consents or approvals to the Merger; (iv) approval for listing of the Company Common Stock to be issued in the Merger on the Nasdaq Stock Market, LLC; (v) absence of laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit consummation of the Merger; (vi) effectiveness under the Securities Act of 1933 (the “Securities Act”) of the Company’s registration statement on Form S-4 relating to the issuance of the Company Common Stock in the Merger and absence of any stop order in respect thereof or proceedings by the Securities and Exchange Commission (“SEC”) for that purpose; (vii) the receipt of customary tax opinions from counsel to BSWC and the Company that will state that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986; (viii) the accuracy of representations and warranties with respect to the businesses of BSWC and the Company and compliance by BSWC and the Company with their respective covenants contained in the Merger Agreement; (ix) no event(s) occurring that could reasonably be expected to result in a “Company Material Adverse Effect” (as defined in the Agreement) and (x) holders of no more than 5% of BSWC’s common stock have exercised appraisal rights under Maine law.

The Agreement contains certain termination rights for both the Company and BSWC and further provides that, in connection with the termination of the Agreement under specified circumstances, BSWC may be required to pay to the Company, or the Company may be required to pay to BSWC, a termination fee of $200,000 in cash, as liquidated damages.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, BSWC and the Merger that will be contained in, or incorporated by reference into, the joint proxy statement/prospectus that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as applicable, and other filings that the Company makes with the SEC. A copy of the Company’s press release dated July 19, 2012, announcing the execution of the Agreement is filed as Exhibit 99.1 to this Form 8-K.

How to Find Further Information

In connection with the Merger, the Company will be filing a registration statement on Form S-4 under the Securities Act with the SEC containing a joint proxy statement of BSWC that also constitutes a prospectus of the Company (the “Joint Proxy Statement/Prospectus”) and other documents regarding the proposed transaction.

Before making any voting or investment decisions, we urge investors and security holders to read the Joint Proxy Statement/Prospectus (including all amendments and supplements thereto) and other documents filed with the SEC carefully and in their entirety when they become available, because they will contain important information about the Company, BSWC and the proposed Merger.

When available, copies of the Joint Proxy Statement/Prospectus will be mailed to BSWC’s shareholders. Copies of the Joint Proxy Statement/Prospectus may be obtained free of charge at the SEC’s web site at www.sec.gov, or by directing a request to the Company’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985, ext. 3056, or on our website at www.ctwater.com. Copies of other documents filed by the Company with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to the Company at the address provided above.

Participants in the Solicitation

The Company and BSWC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed Merger. Information regarding the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on March 14, 2012 and its Proxy Statement on Schedule 14A filed with the SEC on March 26, 2012. Certain information regarding BSWC’s directors and executive officers is available in BSWC’s Annual Report filed with the MPUC and available at the MPUC’s website, mpuc.informe.org/reports. Additional information regarding the interests of such potential participants is or will be included in the Joint Proxy Statement/Prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.

Cautionary Statements

This current report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Connecticut

Water's proposed acquisition of the Biddeford and Saco Water Company. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving anticipated benefits or cost savings from the merger or in achieving such anticipated benefits or cost savings within the expected time frame, difficulties in integrating Biddeford and Saco Water into Connecticut Water, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the Company and Biddeford and Saco Water are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Connecticut Water files with the SEC. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

This current report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

The above summary and the Agreement have been included with this report to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Agreement are qualified and limited, including by information in the schedules that BSWC delivered in connection with the execution of the Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors under the federal securities laws. Accordingly, investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as factual characterizations of the actual state of facts or condition of the Company or BSWC.

Item 8.01    Other Events

News Release

On July 19, 2012, the Company issued a press release describing the Company’s planned acquisition of BSWC.

A copy of the Company’s press release dated July 19, 2012 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

The following are filed herewith as exhibits hereto:

(d)    Exhibits

2.1	Merger Agreement between and among Connecticut Water Service, Inc., Bidderford and Saco Water Company, and OAC, Inc., dated July 18, 2012, is filed herewith.
99.1	Press release regarding the Company’s acquisition of Biddeford and Saco Water Company, dated July 19, 2012, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: July 20, 2012	By: /s/ David C. Benoit
Name: David C. Benoit
Title: Vice President – Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement between and among Connecticut Water Service, Inc., Bidderford and Saco Water Company, and OAC Inc., dated July 18, 2012, is filed herewith.
99.1	Press release regarding the Company’s acquisition of Biddeford and Saco Water Company, dated July 19, 2012, is filed herewith.